Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Fourth Quarter and Full Year 2019 Operating Results
Settled All Outstanding Legacy Litigation
Strengthened Portfolio and Reduced Debt Levels Through Prudent Capital Allocation

Phoenix, AZ, February 26, 2020 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months and full year ending December 31, 2019.

2019 Financial and Operating Highlights

•	Net loss of $(307.1) million and net loss per diluted share of $(0.37)

•	Achieved $0.69 AFFO per diluted share

•	Acquisitions totaled $425.6 million

•	Dispositions totaled $1.06 billion, comprised of $729.5 million portfolio dispositions and $326.0 million from the industrial partnership

•	Announced settlements of pending litigation which received final approval on January 21, 2020

•	Total debt decreased from $6.09 billion to $5.71 billion; Net Debt decreased from $6.09 billion to $5.79 billion, or 39.2% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA decreased from 5.9x to 5.7x and preferred stock outstanding was reduced from $1.1 billion to $773.0 million

•
Fitch Ratings upgraded the Company’s corporate rating from ‘BBB-‘ to ‘BBB’ with the Rating Outlook remaining at ‘Stable’ and Moody’s affirmed the Company’s rating of ‘Baa3’ and updated the Rating Outlook from ‘Stable’ to ‘Positive’

Fourth Quarter and Full Year 2019 Financial Results

Rental Revenue
Rental Revenue for the quarter ended December 31, 2019 decreased $7.9 million to $305.4 million as compared to rental revenue of $313.3 million for the same quarter in 2018.

Rental Revenue for 2019 decreased $20.0 million to $1.24 billion as compared to rental revenue of $1.26 billion in 2018.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended December 31, 2019 increased $43.3 million to $71.2 million as compared to net income of $27.9 million for the same quarter in 2018, and net income per diluted share increased $0.04 to $0.05 for the quarter ended December 31, 2019, as compared to net income per diluted share of $0.01 for the same quarter in 2018.

Net loss for 2019 increased $215.4 million to $(307.1) million as compared to net loss of $(91.7) million in 2018, and net loss per diluted share increased $0.20 to $(0.37) for 2019, as compared to net loss per diluted share of $(0.17) for 2018.

Normalized EBITDA
Normalized EBITDA for the quarter ended December 31, 2019 decreased $3.6 million to $253.9 million as compared to Normalized EBITDA of $257.5 million for the same quarter in 2018.

Normalized EBITDA for 2019 of $1.04 billion remained constant year over year.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended December 31, 2019 decreased $5.2 million to $149.4 million, as compared to $154.6 million for the same quarter in 2018, and FFO per diluted share decreased $0.02 to $0.14 for the quarter ended December 31, 2019, as compared to FFO per diluted share of $0.16 for the same quarter in 2018.

FFO for 2019 decreased $572.8 million to $(138.4) million, as compared to $434.4 million for 2018, and FFO per diluted share decreased $0.58 to $(0.14) for 2019, as compared to FFO per diluted share of $0.44 for 2018.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended December 31, 2019 increased $1.4 million to $173.9 million, as compared to $172.5 million for the same quarter in 2018, and AFFO per diluted share decreased $0.01 to $0.16 for the quarter ended December 31, 2019, as compared $0.17 for the same quarter in 2018.

AFFO for 2019 decreased $3.8 million to $706.9 million, as compared to $710.7 million for 2018, and AFFO per diluted share decreased $0.03 to $0.69 for 2019, as compared to $0.72 for 2018.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “2019 was a transformative year for us as we resolved our last legacy issue, litigation. Additionally, we continued to improve tenant diversification and reduced Net Debt to Normalized EBITDA below our original guidance with our capital activity. Through our expanded sourcing capabilities, net acquisitions will provide growth and quality product for VEREIT in 2020. As such, we expect to invest $1.0 billion to $1.3 billion on balance sheet with an additional $500 million to $800 million for the partnerships.”

Common Stock Dividend Information
On February 25, 2020, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the first quarter of 2020, representing an annual dividend of $0.55 per share. The dividend will be paid on April 15, 2020 to common stockholders of record as of March 31, 2020.

Balance Sheet and Liquidity
As of the end of the fourth quarter, the Company had utilized $150.0 million of its $1.5 billion revolving line of credit, leaving $1.35 billion of capacity available as of December 31, 2019. In addition, secured debt was reduced by $187.2 million in the fourth quarter, bringing the total amount reduced for the year to $388.1 million.

Fitch Ratings upgraded the Company’s corporate rating from ‘BBB-‘ to ‘BBB’ with the Rating Outlook remaining at ‘Stable’ and Moody’s affirmed the Company’s rating of ‘Baa3’ and updated the Rating Outlook from ‘Stable’ to ‘Positive.’

Capital Market Activity
During the first quarter of 2019, the Company repaid $750.0 million principal outstanding related to the 2019 senior notes that matured, utilizing the $900.0 million unsecured term loan facility.

During the first and second quarters of 2019, the Company issued 5.0 million shares under the Company’s at-the-market (“ATM”) equity offering program for gross proceeds of $42.5 million at a weighted average price of $8.42.

During the third quarter of 2019, the Company redeemed $100.0 million of VEREIT’s 6.7% Series F preferred stock with proceeds from the industrial partnership.

In addition, the Company closed a public offering of common stock. The Company sold a total of 94.3 million shares of common stock in the offering, which included the full exercise of the underwriters' option to purchase additional shares. The net proceeds to the Company from the offering were approximately $886.9 million.

In the fourth quarter of 2019, the Company issued $600.0 million aggregate principal amount of 3.10% senior notes due 2029. Proceeds from the senior notes along with borrowings under the Company’s revolving credit facility and cash on hand were used to fund the redemption of all $400.0 million of the 4.125% senior notes due 2021, repurchase of $80.7 million of the 3.75% convertible senior notes due 2020, redemption of $200.0 million of VEREIT’s 6.7% Series F preferred stock, and prepayment of $185.6 million of mortgage debt.

In addition, the Company issued 9.0 million shares under the Company's ATM equity offering program for gross proceeds of $86.7 million at a weighted average price of $9.60 per share.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended December 31, 2019 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 3.0x, Unencumbered Asset Ratio of 79.1%, Net Debt to Gross Real Estate Investments of 39.2%, Weighted Average Debt Term of 4.8 years and 97.2% Fixed Rate Debt.

Litigation Settlements
During the first and second quarters of 2019, the Company announced settlement agreements with certain shareholders who decided not to participate in the Class Action for approximately $27.9 million. On September 9, 2019, the Company announced it entered into agreements to settle certain outstanding litigation, including the pending class action and the remaining opt out actions at a cost to the Company of approximately $765.5 million, comprised of a contribution of $738.5 million toward the class action settlement and $27.0 million toward the opt out action settlements. In conjunction with the class action settlement, the Company also entered into an agreement providing for the settlement of the derivative action lawsuit.

In accordance with the terms of the class action settlement agreement, certain defendants agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (“Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former CFO, $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contributions from the Company’s Former Manager and former CFO were subsequently satisfied with a combination of limited partner OP Units held by the Former Manager and the former CFO, amounts due related to dividends on certain of such limited partner OP Units previously withheld from distribution, the value of substantially all of the limited partner OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager with the U.S. Securities and Exchange Commission (the “SEC”), and cash paid by the Former Manager and former CFO.

On October 4, 2019, the court issued an order granting preliminary approval of both the class action settlement and the derivative settlement. As such, on October 15, 2019, the Company funded $966.3 million for its contribution and a portion of the Former Manager and former CFO’s contributions. On January 21, 2020, the court granted final approval of both the class action settlement and the derivative settlement.

SEC Agreement
On November 18, 2019, the Company announced  that the Company and the staff of the Enforcement Division of the SEC reached agreement on the material terms of a negotiated resolution relating to the SEC's investigation of the matters disclosed in the Company's October 29, 2014 Form 8-K relating to, among other things, the preliminary results of an investigation conducted by the Company's audit committee regarding certain accounting practices.  The agreement with the SEC staff, which is subject to documentation and approval by the SEC's Commissioners, includes payment of $8.0 million as a civil penalty, which was accrued in the fourth quarter financials.

Real Estate Portfolio
As of December 31, 2019, the Company’s portfolio consisted of 3,858 properties with total portfolio occupancy of 99.1%, investment grade tenancy of 38.6% and a weighted-average remaining lease term of 8.3 years. During the quarter ended December 31, 2019, same-store rents (3,779 properties) increased 1.1% as compared to the same quarter in 2018.

During 2019, same-store rents (3,738 properties) increased 1.2% as compared to 2018.

Property Acquisitions
During the fourth quarter of 2019, the Company acquired 26 properties for approximately $141.9 million at an average cash cap rate of 7.3%.

During 2019, the Company acquired 66 properties for approximately $401.3 million at an average cash cap rate of 7.1%. In addition, the Company invested $24.3 million in one build-to-suit project.

Industrial Partnership
On May 30, 2019, the Company formed an industrial partnership with the objective of creating an increasing, long term asset base of investment grade tenants in the U.S. industrial market. The partnership is a traditional 80/20 structure and initially includes six VEREIT assets totaling approximately $407.5 million, which contributed $326.0 million to total dispositions.

Property Dispositions
During the quarter ended December 31, 2019, the Company disposed of 94 properties for an aggregate sales price of $225.5 million. Of this amount, $210.4 million was used in the total weighted average cash cap rate calculation of 6.5%, including $13.1 million in net sales of Red Lobster restaurants. The gain on fourth quarter sales was approximately $42.0 million.

During 2019, the Company disposed of 201 properties for an aggregate sales price of $1.06 billion, including the industrial partnership. Of this amount, $868.4 million was used in the total weighted average cash cap rate calculation of 6.7%, including $133.1 million of Red Lobster restaurants. The gain on 2019 sales was approximately $293.9 million. In addition, the Company sold certain legacy mortgage related investments during the year for an aggregate sales price of $10.0 million.

2020 Guidance
The Company expects its 2020 AFFO per diluted share to be in a range between $0.64 and $0.66 (see reconciliation to net income per share at the end of this release). This guidance assumes:

•	Acquisitions: $1.0 billion to $1.3 billion at an average cash cap rate of 6.5% to 7.5%

•	Dispositions: $250 million to $350 million at an average cash cap rate of 6.5% to 7.5%

•	Dispositions Contributed to the Office Partnership: $110 million (Company’s pro rata share)

•	Industrial Partnership Acquisitions: $400 million to $600 million

•	Office Partnership Acquisitions $100 million to $200 million

•	Average Occupancy: above 98.0%

•	Same-Store Rental Growth: 0.3% to 0.8%

•	Net Debt to Normalized EBITDA: 5.5x to 6.0x

Subsequent Events

Property Acquisitions
Acquisitions year-to-date through February 12, 2020, totaled $127.8 million.

Office Partnership
On January 13, 2020, the Company formed an office partnership which allows VEREIT to reduce balance sheet office exposure while utilizing the Company's in-house infrastructure to manage and increase the value of the enterprise. The partnership is a traditional 80/20 structure and will include three VEREIT office assets totaling approximately $137.5 million. Two of the three properties were contributed at the time of closing, totaling $87.7 million, with the last property expected to be added to the partnership in the first half of 2020 for $49.8 million.
In addition, the partnership closed on an external property acquisition for $33.1 million.

Property Dispositions
Portfolio dispositions year-to-date through February 12, 2020, totaled $30.3 million. In addition, the Company’s share of dispositions contributed to the office partnership totaled $70.2 million.

Audio Webcast and Call Details
The live audio webcast will be available, beginning at 1:30 p.m. ET on Wednesday, February 26, 2020, on the Company's Investor Relations website at: http://ir.vereit.com/. The dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international).  Participants should log in 10-15 minutes early.

Approximately one hour following the call, a replay of the webcast will be available at the link above and archived for up to 12 months. A telephone replay of the conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international), passcode 10138882. The telephone replay will be available until March 11, 2020.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.8 billion including approximately 3,900 properties and 89.5 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, National Association of Real Estate Investment Trusts, Inc. (“Nareit”) has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre, and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre, and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Excluded Properties
Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met and ending with the disposition date, in order to better reflect the ongoing operations of the Company.
At and during the three months ended December 31, 2019, there were no Excluded Properties. During the year ended December 31, 2019, there was one Excluded Property which was an office property comprising 145,186 square feet, of which 6,926 square feet was vacant, with Principal Outstanding of $19.5 million. During the year ended December 31, 2018, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Rate Debt
Fixed Rate Debt includes variable rate debt effectively fixed through the use of interest rate swap agreements.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the Nareit, an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance and omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations and projections regarding future events and plans, VEREIT's future financial condition, results of operations and business, and VEREIT’s portfolio and joint venture acquisitions for 2020, including the ability to be a net acquirer in 2020 through its expanded sourcing capabilities. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond VEREIT's control, that could cause actual events and plans or could cause VEREIT's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; VEREIT’s ability to meet its 2020 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; risks accompanying the management of its industrial partnership and office partnership; the impact of impairment charges in respect of certain of VEREIT's properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT's ability to pay dividends and that the terms and restrictions within the agreements governing VEREIT's indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Real estate investments, at cost:
Land	$2,738,679	$2,843,212
Buildings, fixtures and improvements	10,200,550	10,749,228
Intangible lease assets	1,904,641	2,012,399
Total real estate investments, at cost	14,843,870	15,604,839
Less: accumulated depreciation and amortization	3,594,247	3,436,772
Total real estate investments, net	11,249,623	12,168,067
Operating lease right-of-use assets	215,227	—
Investment in unconsolidated entities	68,825	35,289
Cash and cash equivalents	12,921	30,758
Restricted cash	20,959	22,905
Rent and tenant receivables and other assets, net	348,395	366,092
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	26,957	2,609
Total assets	$13,280,680	$13,963,493

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,528,134	$1,922,657
Corporate bonds, net	2,813,739	3,368,609
Convertible debt, net	318,183	394,883
Credit facility, net	1,045,669	401,773
Below-market lease liabilities, net	143,583	173,479
Accounts payable and accrued expenses	126,320	145,611
Deferred rent and other liabilities	90,349	69,714
Distributions payable	150,364	186,623
Operating lease liabilities	221,061	—
Total liabilities	6,437,402	6,663,349
Series F preferred stock	309	428
Common stock	10,768	9,675
Additional paid-in capital	13,251,962	12,615,472
Accumulated other comprehensive loss	(27,670)	(1,280)
Accumulated deficit	(6,399,626)	(5,467,236)
Total stockholders’ equity	6,835,743	7,157,059
Non-controlling interests	7,535	143,085
Total equity	6,843,278	7,300,144
Total liabilities and equity	$13,280,680	$13,963,493

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended December 31,
	2019	2018
Rental revenue	$305,363	$313,263
Operating expenses:
Acquisition-related	1,168	1,136
Litigation and non-routine costs, net	8,659	23,541
Property operating	34,066	32,567
General and administrative	16,966	17,220
Depreciation and amortization	112,307	153,050
Impairments	22,851	18,565
Restructuring	356	—
Total operating expenses	196,373	246,079
Other (expense) income:
Interest expense	(69,628)	(70,832)
(Loss) gain on extinguishment and forgiveness of debt, net	(17,413)	21
Other income, net	7,461	7,008
Equity in income of unconsolidated entities	936	225
Gain on disposition of real estate and real estate assets held for sale, net	41,541	25,880
Total other expenses, net	(37,103)	(37,698)
Income before taxes	71,887	29,486
Provision for income taxes from continuing operations	(719)	(1,614)
Income from continuing operations	71,168	27,872
Loss from discontinued operations, net of tax	—	(30)
Net income	71,168	27,842
Net income attributable to non-controlling interests	(43)	(624)
Net income attributable to the General Partner	$71,125	$27,218

Basic and diluted net income per share attributable to common stockholders	$0.05	$0.01
Distributions declared per common share	$0.1375	$0.1375

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Year Ended December 31,
	2019	2018
Rental revenue	$1,237,234	$1,257,867
Operating expenses:
Acquisition-related	4,337	3,632
Litigation and non-routine costs, net	815,422	290,963
Property operating	129,769	126,461
General and administrative	62,711	63,933
Depreciation and amortization	481,995	640,618
Impairments	47,091	54,647
Restructuring	10,505	—
Total operating expenses	1,551,830	1,180,254
Other income (expense):
Interest expense	(278,574)	(280,887)
(Loss) gain on extinguishment and forgiveness of debt, net	(17,910)	5,360
Other income, net	12,971	15,090
Equity in income of unconsolidated entities	2,618	1,869
Gain on disposition of real estate and real estate assets held for sale, net	292,647	94,331
Total other income (expenses), net	11,752	(164,237)
Loss before taxes	(302,844)	(86,624)
Provision for income taxes from continuing operations	(4,262)	(5,101)
Loss from continuing operations	(307,106)	(91,725)
Income from discontinued operations, net of tax	—	3,695
Net loss	(307,106)	(88,030)
Net loss attributable to non-controlling interests	6,753	2,256
Net loss attributable to the General Partner	$(300,353)	$(85,774)

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.37)	$(0.17)
Basic and diluted net income per share from discontinued operations attributable to common stockholders	—	0.00
Basic and diluted net loss per share attributable to common stockholders	$(0.37)	$(0.16)
Distributions declared per common share	$0.55	$0.55

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2019	2018
Net income	$71,168	$27,842
Adjustments:
Interest expense	69,628	70,832
Depreciation and amortization	112,307	153,050
Provision for income taxes	719	1,614
Proportionate share of adjustments for unconsolidated entities	1,603	254
EBITDA	$255,425	$253,592
Gain on disposition of real estate assets, net	(41,541)	(25,951)
Impairments of real estate	22,851	18,565
EBITDAre	$236,735	$246,206
Loss on disposition of discontinued operations	—	30
Payments received on fully reserved loans	(133)	(4,792)
Acquisition-related expenses	1,168	1,136
Litigation and non-routine costs, net	8,659	23,541
Gain on investments	—	(1,790)
Loss on derivative instruments, net	—	92
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	504	945
Loss (gain) on extinguishment and forgiveness of debt, net	17,413	(21)
Net direct financing lease adjustments	387	498
Straight-line rent, net of bad debt expense related to straight-line rent	(7,107)	(8,341)
Restructuring expenses	356	—
Other adjustments, net	(3,511)	(78)
Proportionate share of adjustments for unconsolidated entities	(559)	60
Adjustment for Excluded Properties	3	—
Normalized EBITDA	$253,915	$257,486

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Year Ended December 31,
	2019	2018
Net loss	$(307,106)	$(88,030)
Adjustments:
Interest expense	278,574	280,887
Depreciation and amortization	481,995	640,618
Provision for income taxes	4,262	3,006
Proportionate share of adjustments for unconsolidated entities	3,966	1,448
EBITDA	$461,691	$837,929
Gain on disposition of real estate assets, net	(292,654)	(95,034)
Impairments of real estate	47,091	54,647
EBITDAre	$216,128	$797,542
Loss on disposition of discontinued operations	—	1,815
Payments received on fully reserved loans	(133)	(4,792)
Acquisition-related expenses	4,337	3,632
Litigation and non-routine costs, net	815,422	290,309
Loss (gain) on investments	493	(4,092)
Loss (gain) on derivative instruments, net	58	(355)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	2,538	4,178
Loss (gain) on extinguishment and forgiveness of debt, net	17,910	(5,360)
Net direct financing lease adjustments	1,617	2,023
Straight-line rent, net of bad debt expense related to straight-line rent	(28,032)	(39,723)
Restructuring expenses	10,505	—
Other adjustments, net	(2,686)	(2,150)
Proportionate share of adjustments for unconsolidated entities	(1,079)	18
Adjustment for Excluded Properties	(257)	35
Normalized EBITDA	$1,036,821	$1,043,080
Normalized EBITDA from continuing operations	$1,036,821	$1,040,319
Normalized EBITDA from discontinued operations	$—	$2,761

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2019	2018
Net income	$71,168	$27,842
Dividends on non-convertible preferred stock	(15,964)	(17,973)
Gain on disposition of real estate assets, net	(41,541)	(25,951)
Depreciation and amortization of real estate assets	111,892	151,837
Impairment of real estate	22,851	18,565
Proportionate share of adjustments for unconsolidated entities	1,027	256
FFO attributable to common stockholders and limited partners	$149,433	$154,576
FFO attributable to common stockholders and limited partners from continuing operations	149,433	154,606
FFO attributable to common stockholders and limited partners from discontinued operations	—	(30)

Weighted-average shares outstanding - basic	1,070,625,899	967,817,245
Effect of weighted-average Limited Partner OP Units and dilutive securities	7,021,153	24,520,714
Weighted-average shares outstanding - diluted	1,077,647,052	992,337,959

FFO attributable to common stockholders and limited partners per diluted share	$0.139	$0.156
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.139	$0.156
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	(0.000)

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2019	2018
Net loss	$(307,106)	$(88,030)
Dividends on non-convertible preferred stock	(68,488)	(71,892)
Gain on disposition of real estate assets, net	(292,654)	(95,034)
Depreciation and amortization of real estate assets	480,064	637,097
Impairment of real estate	47,091	54,647
Proportionate share of adjustments for unconsolidated entities	2,721	1,278
FFO attributable to common stockholders and limited partners	$(138,372)	$438,066
FFO attributable to common stockholders and limited partners from continuing operations	(138,372)	434,371
FFO attributable to common stockholders and limited partners from discontinued operations	—	3,695

Weighted-average shares outstanding - basic	998,139,969	969,092,268
Effect of weighted-average Limited Partner OP Units and dilutive securities	20,094,822	24,145,875
Weighted-average shares outstanding - diluted	1,018,234,791	993,238,143

FFO attributable to common stockholders and limited partners per diluted share	$(0.136)	$0.441
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$(0.136)	$0.437
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	0.004

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2019	2018
FFO attributable to common stockholders and limited partners	$149,433	$154,576

Acquisition-related expenses	1,168	1,136
Litigation and non-routine costs, net	8,659	23,541
Loss on disposition of discontinued operations	—	30
Payments received on fully reserved loans	(133)	(4,792)
Gain on investments	—	(1,790)
Loss on derivative instruments, net	—	92
Amortization of premiums and discounts on debt and investments, net	(1,479)	(1,154)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	504	945
Net direct financing lease adjustments	387	498
Amortization and write-off of deferred financing costs	5,305	3,715
Loss (gain) on extinguishment and forgiveness of debt, net	17,413	(21)
Straight-line rent, net of bad debt expense related to straight-line rent	(7,107)	(8,341)
Equity-based compensation	2,934	2,924
Restructuring expenses	356	—
Other adjustments, net	(3,097)	1,092
Proportionate share of adjustments for unconsolidated entities	(493)	60
Adjustment for Excluded Properties	3	—
AFFO attributable to common stockholders and limited partners	$173,853	$172,511

Weighted-average shares outstanding - basic	1,070,625,899	967,817,245
Effect of weighted-average Limited Partner OP Units and dilutive securities	7,021,153	24,520,714
Weighted-average shares outstanding - diluted	1,077,647,052	992,337,959

AFFO attributable to common stockholders and limited partners per diluted share	$0.161	$0.174

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2019	2018
FFO attributable to common stockholders and limited partners	$(138,372)	$438,066

Acquisition-related expenses	4,337	3,632
Litigation and non-routine costs, net	815,422	290,309
Loss on disposition of discontinued operations	—	1,815
Payments received on fully reserved loans	(133)	(4,792)
Loss (gain) on investments	493	(4,092)
Loss (gain) on derivative instruments, net	58	(355)
Amortization of premiums and discounts on debt and investments, net	(5,312)	(3,486)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	2,538	4,178
Net direct financing lease adjustments	1,617	2,023
Amortization and write-off of deferred financing costs	15,464	19,166
Deferred and other tax expense	—	(1,855)
Loss (gain) on extinguishment and forgiveness of debt, net	17,910	(5,360)
Straight-line rent, net of bad debt expense related to straight-line rent	(28,032)	(39,723)
Equity-based compensation	12,251	12,417
Restructuring expenses	10,505	—
Other adjustments, net	(773)	1,446
Proportionate share of adjustments for unconsolidated entities	(1,005)	36
Adjustment for Excluded Properties	(33)	465
AFFO attributable to common stockholders and limited partners	$706,935	$713,890
AFFO attributable to common stockholders and limited partners from continuing operations	706,935	710,688
AFFO attributable to common stockholders and limited partners from discontinued operations	—	3,202

Weighted-average shares outstanding - basic	998,139,969	969,092,268
Effect of weighted-average Limited Partner OP Units and dilutive securities	20,094,822	24,145,875
Weighted-average shares outstanding - diluted	1,018,234,791	993,238,143

AFFO attributable to common stockholders and limited partners per diluted share	$0.694	$0.719
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.694	$0.716
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.003

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
December 31, 2019
Interest expense - as reported	$(69,628)
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(5,395)
Amortization of net premiums	1,569
Unconsolidated joint ventures’ pro rata share	(490)
Interest Expense, Excluding Non-Cash Amortization	$(66,292)

	Three Months Ended
	December 31, 2019
Interest Expense, Excluding Non-Cash Amortization	$66,292
Secured debt principal amortization	2,360
Dividends attributable to preferred shares	15,964
Total fixed charges	84,616
Normalized EBITDA	253,915
Fixed Charge Coverage Ratio	3.00	x

	December 31, 2019	December 31, 2018
Mortgage notes payable, net	$1,528,134	$1,922,657
Corporate bonds, net	2,813,739	3,368,609
Convertible debt, net	318,183	394,883
Credit facility, net	1,045,669	401,773
Total debt - as reported	5,705,725	6,087,922
Deferred financing costs, net	39,721	42,763
Net discounts (premiums)	5,413	(8,053)
Principal Outstanding	5,750,859	6,122,632
Unconsolidated joint ventures’ pro rata share	53,850	—
Adjusted Principal Outstanding	$5,804,709	$6,122,632
Cash and cash equivalents	(12,921)	(30,758)
Pro rata share of unconsolidated joint ventures’ cash and cash equivalents	(1,480)	—
Net Debt	$5,790,308	$6,091,874

December 31, 2019
Total real estate investments, at cost - as reported	$14,843,870
Adjustments:
Investment in Cole REITs	7,552
Gross assets held for sale	36,210
Investment in direct financing leases, net	9,341
Gross below market leases	(242,898)
Unconsolidated joint ventures' pro rata share	121,873
Gross Real Estate Investments	$14,775,948

	December 31, 2019		December 31, 2018
Net Debt	$5,790,308		$6,091,874
Normalized EBITDA annualized	1,015,660		1,029,944
Net Debt to Normalized EBITDA Annualized Ratio	5.70	x	5.91	x

December 31, 2019
Net Debt	$5,790,308
Gross Real Estate Investments	14,775,948
Net Debt Leverage Ratio	39.2%

Unencumbered Gross Real Estate Investments	$11,681,648
Gross Real Estate Investments	14,775,948
Unencumbered asset ratio	79.1%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2020 GUIDANCE
(Unaudited)

The Company expects its 2020 AFFO per diluted share to be in a range between $0.64 and $0.66. This guidance assumes:

•	Acquisitions: $1.0 billion to $1.3 billion at an average cash cap rate of 6.5% to 7.5%

•	Dispositions: $250 million to $350 million at an average cash cap rate of 6.5% to 7.5%

•	Dispositions contributed to the Office Partnership: $110 million (Company’s pro rata share)

•	Industrial Partnership Acquisitions: $400 million to $600 million

•	Office Partnership Acquisitions $100 million to $200 million

•	Average Occupancy: above 98.0%

•	Same-Store Rental Growth: 0.3% to 0.8%

•	Net Debt to Normalized EBITDA: 5.5x to 6.0x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders and limited partners (1)	$0.21	$0.23
Depreciation and amortization of real estate assets	0.39	0.39
FFO attributable to common stockholders and limited partners per diluted share	0.60	0.62
Adjustments (2)	0.04	0.04
AFFO attributable to common stockholders and limited partners per diluted share	$0.64	$0.66
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders.
(2) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net, and (ii) certain non-cash items such as straight-line rent, net direct financing lease adjustments, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt , above-market lease assets and below-market lease liabilities.